Exhibit 10
EQUITY PURCHASE AGREEMENT
This Equity Purchase Agreement, dated as of September 10, 2015 (this “Agreement”), is by and between NextEra Energy Operating Partners, LP, a Delaware limited partnership (the “Partnership”), and NextEra Energy Equity Partners, LP, a Delaware limited partnership (the “Purchaser”).
WHEREAS, the Partnership desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Partnership, certain of the Partnership’s common units representing limited partnership interests (the “Common Units”) in accordance with the provisions of this Agreement; and
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchaser, severally and not jointly, hereby agree as follows:
ARTICLE 1
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“1940 Act” has the meaning specified in Section 3.19.
“Affiliate” has the meaning specified in the Securities Act.
“Agreement” has the meaning specified in the preamble to this Agreement.
“Agreements and Instruments” has the meaning specified in Section 3.16.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Florida or the State of New York are authorized or required to be closed by law or governmental action.
“Closing” has the meaning specified in Section 2.2.
“Closing Date” has the meaning specified in Section 2.2.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit Price” means $26.00.
“Common Units” has the meaning specified in the recitals to this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Act Regulations” has the meaning specified in Section 3.18.
“FINRA” means the Financial Industry Regulatory Authority.
“GAAP” has the meaning specified in Section 3.3.
“General Partner” means NextEra Energy Operating Partners GP, LLC.

“Governmental Entity” has the meaning specified in Section 3.16.
“GP Interest” has the meaning specified in Section 3.9.
“Indemnified Party” has the meaning specified in Section 6.3.
“Indemnifying Party” has the meaning specified in Section 6.3.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Material Adverse Effect” means a material adverse effect on the management, condition (financial or otherwise), results of operations, business or properties of the Partnership and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Partnership operates, except to the extent that the Partnership, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism or (z) any change in accounting requirements or principles imposed upon the Partnership and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.
“NEP” means NextEra Energy Partners, LP, a Delaware limited partnership.
“NYSE” means The New York Stock Exchange, Inc.
“Partnership” has the meaning specified in the preamble to this Agreement.
“Partnership Agreement” has the meaning specified in Section 3.9.
“Partnership Entities” has the meaning specified in Section 3.16.
“Partnership Related Parties” has the meaning specified in Section 6.2.
“NEP Information” has the meaning specified in Section 3.1.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Price” means the Common Unit Price multiplied by the Purchased Units.

“Purchased Units” means 27,000,000 Common Units.
“Purchaser” and “Purchaser” have the meanings specified in the preamble to this Agreement.
“Purchaser Related Parties” has the meaning specified in Section 6.1.
“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, and other representatives of such Person.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1    Sale and Purchase. Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Partnership, the Purchased Units, and the Purchaser agrees to pay the Partnership the Common Unit Price for each Purchased Unit.

Section 2.2    Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, District of Columbia 20004 at 10:00 a.m. (Eastern Time) on September 16, 2015, or at such other time as the Partnership and Purchaser determine (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of electronic mail transmissions, .pdf transmissions, facsimiles or photocopies of this Agreement and the closing deliverables contemplated hereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3    The Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser, in whole or in part, to the extent permitted by applicable Law):

(a)    the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b)    (i) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)    the Partnership shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Partnership’s closing deliverables described in Section 2.5; and

(d)    The public offer and sale of $208 million of NEP Common Units, as described in NEP’s final prospectus supplement dated September 10, 2015 and filed with the Commission, shall have been consummated in accordance with the description in such final prospectus supplement.

Section 2.4    Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    (i) the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b)    the Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date; and

(c)    the Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing the Purchaser’s closing deliverables described in Section 2.6.

Section 2.5    Deliverables by the Partnership. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Partnership will deliver (or cause to be delivered) the following:

(a)    evidence of the issuance of the Purchased Units;

(b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Partnership is in good standing;

(c)    a cross receipt executed by the Partnership and delivered to the Purchaser certifying that it has received the Purchase Price from the Purchaser as of the Closing Date;

(d)    a certificate of the Secretary or Assistant Secretary of the Partnership or the General Partner, certifying as to (1) the certificate of limited partnership of the Partnership and the agreement of limited partnership of the Partnership, (2) resolutions of the managing member of the General Partner, on behalf of the Partnership, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Purchased Units and (3) the incumbency of the officers authorized to execute this Agreement, setting forth the name and title and bearing the signatures of such officers.

Section 2.6    Purchaser Deliverables. Upon the terms and subject to the conditions of this Agreement, at Closing, the Purchaser will deliver (or cause to be delivered) the following:

(a)    the Purchase Price payable by the Purchaser by wire transfer of immediately available funds to an account designated by the Partnership at least two (2) Business Days prior to the Closing Date (or such shorter period as shall be agreed by the parties hereto); and

(b)    a cross-receipt executed by the Purchaser and delivered to the Partnership certifying that the Purchaser has received the Purchased Units from the Partnership on the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchaser as follows:
Section 3.1     Accurate Disclosure. The financial information and other information regarding the Partnership included in the forms, registration statements, reports, schedules and statements filed by NextEra Energy Partners, LP (“NEP”) under the Exchange Act and the Securities Act (all such information, collectively, the “NEP Information”), including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent NEP Information) did not contain any untrue statement of a material fact or omit to state a material fact about the Partnership required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.2    Independent Accountants. Deloitte & Touche LLP, the accountants who certified the financial statements included in the NEP Information, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

Section 3.3    Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements included in the NEP Information, together with the related schedules and notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the Partnership at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The pro forma financial statements and the related notes thereto included in the NEP Information present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

Section 3.4    No Material Adverse Change in Business. Since June 30, 2015, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.5    Good Standing of the Partnership. The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the NEP Information and to enter into and perform its obligations under this Agreement; and the Partnership is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.6    [Intentionally Omitted.]

Section 3.7    Authority of the General Partner. The General Partner has, and, at the Closing Date, will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the NEP Information.

Section 3.8    [Intentionally Omitted.]

Section 3.9    Ownership of GP Interest. The General Partner is, and at the Closing Date will be, the sole general partner of the Partnership with a general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”), and the General Partner owns, and at the Closing Date, will own such GP Interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the NEP Information).

Section 3.10    Authorization of the Common Units. The Common Units to be purchased from the Partnership have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Except as required by the Delaware Revised Uniform Limited Partnership Act, no holder of Common Units will be subject to personal liability by reason of being such a holder.

Section 3.11    Capitalization. As of June 30, 2015, the issued and outstanding limited partner interests of the Partnership consist of 95,732,838 Common Units.

Section 3.12    No Preemptive or Registration Rights. Except as contained in the Partnership Agreement or described in the NEP Information, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership, or (B) outstanding options or warrants to purchase any securities of the Partnership. Except as provided for in this Agreement or described in the NEP Information, the issuance or sale of the Common Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

Section 3.13    Description of Common Units. The Common Units conform to all statements relating thereto contained in the NEP Information and such description conforms to the rights set forth in the instruments defining the same.

Section 3.14    Authorization of Agreement; Enforceability. The Partnership has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership and this Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.15    Authorization of Transactions. At the Closing Date, all limited partnership action required to be taken by the Partnership or any of its partners for the execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated by the Agreement, shall have been validly taken.

Section 3.16    Absence of Violations, Defaults and Conflicts. None of the Partnership or the General Partner (collectively, the “Partnership Entities”) is (A) in violation of its organizational documents, (B) in violation or breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such Partnership Entity is a party or by which it may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, whether with or without the giving of notice or passage of time or, require consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Partnership pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such actions (i) result in any violation of the provisions of the organizational documents of any of the Partnership Entities, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities pursuant to, or require the consent of any other party to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

Section 3.17    Absence of Proceedings. Except as disclosed in the NEP Information, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Partnership, threatened, against or affecting the Partnership, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations hereunder.

Section 3.18    Accounting Controls. The Partnership Entities maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the NEP Information, since the Partnership’s inception, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. “Material Weakness” has the meaning set forth under Rule 1-02 of Regulation S-X promulgated by the Commission.

Section 3.19    Investment Company Act. None of the Partnership Entities are required, and upon the issuance and sale of the Common Units as herein contemplated and the application of the net proceeds therefrom as described in the confidential offering memorandum relating to the private placement of Common Units in connection with this Agreement, dated as of the date hereof, under the caption “Use of Proceeds,” none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 3.20    Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.21    No General Solicitation; No Advertising. The Partnership has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchased Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.22    No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.23    No Integration. Neither the Partnership nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Units in a manner that would require registration under the Securities Act.

Section 3.24    No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and the Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Agreement nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:
Section 4.1    Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted, except as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.2    Authorization, Enforceability. The Purchaser has all necessary corporate, limited liability Partnership or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3    No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4    Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or similar fees or commissions incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.5    No Side Agreements. There are no other agreements by, among or between the Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties.

Section 4.6    Investment. The Purchased Units are being acquired for the Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom the Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are institutional “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7    Nature of Purchaser. The Purchaser represents and warrants to the Partnership that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act purchasing at least $1,000,000 of Common Units for its own account (or accounts managed by it) and by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment

Section 4.8    Restricted Securities. The Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9    Reliance Upon the Purchaser’s Representations and Warranties. The Purchaser understands and acknowledges that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Partnership is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Units is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Purchased Units.

Section 4.10    Partnership Information. The Purchaser acknowledges and agrees that the Partnership has provided or made available to the Purchaser (through EDGAR, the Partnership’s website or otherwise) the NEP Information.

ARTICLE V
COVENANTS

Section 5.1    Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Partnership and the Purchaser contemplated by this Agreement related specifically to the acquisition of the Purchased Units. Without limiting the foregoing, each of the Partnership and the Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement. The Partnership shall use its commercially reasonable efforts to ensure that the Purchased Units are validly and effectively issued to the Purchaser and that the Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records of the Partnership.

ARTICLE VI
INDEMNIFICATION

Section 6.1    Indemnification by the Partnership. The Partnership agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 6.1. The maximum liability of the Partnership for any indemnification of the Purchaser and its respective Purchaser Related Parties pursuant to this Section 6.1 shall not exceed the Purchase Price paid by the Purchaser.

Section 6.2    Indemnification by Purchaser. The Purchaser agrees, severally and not jointly, to indemnify the Partnership and its respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. The maximum liability of the Purchaser for any indemnification of the Partnership and the Partnership Related Parties pursuant to this Section 6.2 shall not exceed the Purchase Price paid by the Purchaser.

Section 6.3    Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified

Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII
[INTENTIONALLY OMITTED]

ARTICLE VIII
MISCELLANEOUS

Section 8.1    [Intentionally Omitted.]

Section 8.2    Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.3    Survival of Provisions. Subject to Section 8.1, the representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months following the Closing Date. All indemnification obligations of the Partnership and the Purchaser pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in writing by the parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.4    No Waiver; Modifications in Writing

(a)    Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)    Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 8.5    Binding Effect; Assignment

(a)    Binding Effect. This Agreement shall be binding upon the Partnership, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)    Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of the Partnership by delivery of an agreement to be bound hereto. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 8.6    Confidentiality. Notwithstanding anything herein to the contrary, to the extent that the Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Partnership, the Purchaser shall continue to be bound by such confidentiality agreement.

Section 8.7    [Intentionally Omitted.]

Section 8.8    [Intentionally Omitted.]

Section 8.9    Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.10    Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

Section 8.11    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12    Termination

(a)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Entity of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b)    In the event of the termination of this Agreement as provided in this Section 8.12, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.13    Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PARTNERSHIP:

NEXTERA ENERGY OPERATING
PARTNERS, LP

By: NextEra Energy Operating Partners GP,
LLC, its general partner

By:	ARMANDO PIMENTEL
Name:	Armando Pimentel, Jr.
Title:	President

PURCHASER:

NEXTERA ENERGY EQUITY PARTNERS, LP

By: NextEra Energy Operating Partners GP,
LLC, its general partner
By:	ARMANDO PIMENTEL
Name:	Armando Pimentel, Jr.
Title:	President